UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 28, 2008

UTEK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15941	59-3603677
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 South Wheeler Street

Plant City, FL 33563

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (813) 754-4330

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2008, Stuart Brooks (72), a director of UTEK Corporation (the “Company”), advised the Board of Directors that he has elected to retire and not be re-nominated as a director when his term expires at the Company’s 2008 annual meeting of stockholders (the “2008 Annual Meeting”) . Mr. Brooks will continue to serve as a director of the Company until his term expires at the 2008 Annual Meeting, which is scheduled to be held on June 26, 2008. Mr. Brooks is a member of the Compensation Committee of the Board of Directors. Mr. Brooks’ decision not to be re-nominated was not related to any disagreements with the Company or the Board of Directors with respect to the Company’s operations, policies or practices. The Board of Directors has chosen not to nominate anyone in his place and to reduce the size of the Board of Directors to eight (8) members.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2008	UTEK CORPORATION.

	By:	/s/ Carole R. Wright
Carole R. Wright
Chief Financial Officer